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                                                                    EXHIBIT 3.22


                            CERTIFICATE OF INCORPORATION
                                ON CHANGE OF NAME



I hereby certify that

ALCAN HOLDINGS IRELAND CO


having, by a Special Resolution of the Company, and with the approval of the Minister for Enterprise, Trade and Employment, changed its name, is now incorporated under the name


NOVELIS ALUMINIUM HOLDING COMPANY



and I have enter such name on the Register accordingly.




Given under my hand at Dublin, this

THURSDAY, THE 20TH DAY OF JANUARY, 2005

/s/ (ILLEGIBLE)
for Registrar of Companies